Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES THIRD QUARTER 2024 RESULTS

– Net Income Per Fully Diluted Share of $0.08 –

– Core FFO Per Fully Diluted Share of $0.26 –

– Signed 304,000 Rentable Square Feet of Leases –

– Closed on $143 Million of Previously Announced $195 Million Retail Acquisition in Williamsburg, Brooklyn –

– Announces Agreement to Acquire Additional Retail Asset on North 6th Street Williamsburg, Brooklyn–

– Over $0.9 Billion of Liquidity, No Floating Rate Debt Exposure –

– 2024 FFO Guidance Raised –

New York, New York, October 21, 2024 – Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory that was declared the #1 Attraction in the World – and the #1 Attraction in the U.S. for the third consecutive year– in Tripadvisor’s 2024 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is the recognized leader in energy efficiency and indoor environmental quality. Today the Company reported its operational and financial results for the third quarter 2024. All per share amounts are on a fully diluted basis, where applicable.

Third Quarter and Recent Highlights

•	Net Income of $0.08 per share.
•	Core Funds From Operations (“Core FFO”) of $0.26 per share, compared to $0.25 per share in the third quarter 2023. Third quarter 2024 Core FFO included $0.02 per share of lease termination fee income.
•	Same-Store Property Cash Net Operating Income (“NOI”) increased 5.2% year-over-year, excluding the $0.02 per share of lease termination fees, primarily driven by higher revenues from cash rent commencement inclusive of a net increase of approximately $1.7 million from non-recurring revenue items in the comparable periods, which was partially offset by increases in operating expenses. When adjusted for the non-recurring items, SS Cash NOI increased by approximately 2.6%.
•	Manhattan office portfolio leased rate increased by 30bps sequentially and 170bps year-over-year to 93.6%. The total commercial portfolio is 93.0% leased as of September 30, 2024. Manhattan office occupancy increased by 40bps sequentially and 140bps year-over-year to 89.2%. The total commercial portfolio is 88.8% occupied as of September 30, 2024.

•	Signed approximately 304,000 rentable square feet of new, renewal and expansion leases. In our Manhattan office portfolio, blended leasing spreads were +2.6%. This is the 13th consecutive quarter of positive leasing spreads.
•	Empire State Building Observatory generated $29.7 million of NOI, a 5.6% increase year-over-year.
•	Closed on $143 million of the previously announced $195 million acquisition of prime retail assets on North 6th Street in Williamsburg, Brooklyn. The balance is expected to close in the 4th quarter of 2024.
•	Entered into an agreement to acquire an additional retail asset located on North 6th Street in Williamsburg, Brooklyn, for approximately $30 million.
•	Achieved the highest possible GRESB 5 Star Rating for the fifth consecutive year with a score of 93. ESRT’s overall score ranked first among all listed companies in the Americas for the second year in a row and first in the most competitive peer group within the U.S.

Property Operations

As of September 30, 2024, the Company’s property portfolio contained 7.8 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 732 residential units, which were occupied and leased as shown below.

	September 30, 2024[1]	June 30, 2024[1]	September 30, 2023
Percent occupied:
Total commercial portfolio	88.8%	88.5%	87.0%
Total office	88.6%	88.2%	86.7%
Manhattan office	89.2%	88.8%	87.8%
Total retail	91.1%	92.3%	90.4%

Percent leased (includes signed leases not commenced):
Total commercial portfolio	93.0%	92.6%	90.5%
Total office	92.9%	92.5%	90.5%
Manhattan office	93.6%	93.3%	91.9%
Total retail	94.0%	93.5%	91.5%
Total multifamily portfolio	96.8%	97.9%	97.1%

1 Occupancy and leased percentages for June 30 and September 30, 2024 exclude First Stamford Place.

Leasing

The tables that follow summarize leasing activity for the three months ended September 30, 2024. During this period, the Company signed 31 leases that totaled 304,210 square feet. Within the Manhattan office portfolio, the Company signed 25 office leases that totaled 289,329 square feet.

Total Portfolio

Total Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over/ under previously escalated rents
Office	26	291,418	70.11	68.34	2.6%
Retail	5	12,792	203.88	332.35	(38.7)%
Total Overall	31	304,210	75.74	79.44	(4.7)%

Manhattan Office Portfolio

Manhattan Office Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over / under previously escalated rents
New Office	12	130,688	66.07	63.21	4.5%
Renewal Office	13	158,641	73.11	72.24	1.2%
Total Office	25	289,329	69.93	68.16	2.6%

Leasing Activity Highlights

•	An 11-year 26,782 square foot expansion lease with Hecker Fink LLP at the Empire State Building.
•	An 11-year 24,503 square foot new lease with Dynadmic Corporation at 1350 Broadway.
•	An 11-year 24,209 square foot new lease with Bloomsbury Publishing at 1359 Broadway.

Observatory Results

In the third quarter, Observatory revenue was $39.4 million, and expenses were $9.7 million. Observatory NOI was $29.7 million, a 5.6% increase year-over-year. Year-to-date, Observatory NOI was $71.0 million, a 5.7% increase year-over-year.

Balance Sheet

The Company had $0.9 billion of total liquidity as of September 30, 2024, which was comprised of $422 million of cash, plus $500 million available under its revolving credit facility. At September 30, 2024, the Company had total debt outstanding of approximately $2.3 billion, no floating rate debt exposure, and a weighted average interest rate of 4.27%. At September 30, 2024, the Company’s ratio of net debt to adjusted EBITDA was 5.2x.

Portfolio Transaction Activity

In the third quarter, the Company closed on $143 million of the previously announced $195 million all-cash acquisition of prime retail assets on North 6th Street in Williamsburg Brooklyn, with the balance expected to close in the fourth quarter of 2024. In aggregate, the assets comprise approximately 81,000 square feet of retail space that is 90% leased with a weighted average lease term of 7.4 years. Current tenants include Hermes, Nike, Santander Work Café, The North Face, Everlane, Warby Parker, DS Durga, Buck Mason, Chanel, Byredo, and Google. As previously noted, this transaction is consistent with the Company’s strategy to recycle capital and balance sheet capacity from non-core suburban assets into strong NYC assets.

In the third quarter, the Company entered into an agreement to acquire an additional retail asset on North 6th Street in Williamsburg, Brooklyn for approximately $30 million. Due to confidentiality requirements, more details on this transaction will be disclosed upon closing expected to occur in mid-2025.

Share Repurchase

The stock repurchase program began in March 2020, and through October 18, 2024 approximately $293.7 million has been repurchased at a weighted average price of $8.18 per share. There were no share repurchases during the third quarter.

Dividend

On September 30, 2024, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the third quarter of 2024 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On September 30, 2024, the Company paid a quarterly preferred dividend of $0.15 per unit for the third quarter of 2024 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and a preferred dividend of $0.175 per unit for the third quarter of 2024 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

2024 Earnings Outlook

The Company provides 2024 guidance and key assumptions, as summarized in the table below. The Company’s guidance does not include the impact of any significant future lease termination fee income or any unannounced acquisition, disposition or other capital markets activity.

Key Assumptions	2024 Updated Guidance (Oct 2024)	2024 Prior Guidance (July 2024)	Comments
Earnings
Core FFO Per Fully Diluted Share	$0.92 to $0.94	$0.90 to $0.94	• 2024 includes $0.04 from multifamily assets
Commercial Property Drivers
Commercial Occupancy at year-end	88% to 89%	87% to 89%
SS Property Cash NOI (excluding lease termination fees)	3% to 4%	0% to 3%	• Assumes positive revenue growth
• Assumes ~8% y/y increase in operating expenses and real estate taxes inclusive of planned additional R&M work, partially offset by higher tenant expense reimbursements
Observatory Drivers
Observatory NOI	$96M to $100M	$94M to $102M	• Reflects average quarterly expenses of ~$9M

	Low	High
Net Income (Loss) Attributable to Common Stockholders and the Operating Partnership	$0.27	$0.29
Add:
Impairment Charge	0.00	0.00
Real Estate Depreciation & Amortization	0.67	0.67
Less:
Preferred Unit Distributions	0.02	0.02
Gain on Disposal of Real Estate, net	0.04	0.04
FFO Attributable to Common Stockholders and the Operating Partnership	$0.88	$0.90
Add:
Amortization of Below Market Ground Lease	0.03	0.03
Interest Expense Associated with Property in Receivership	0.01	0.01
Loss on Early Extinguishment of Debt	0.00	0.00
Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.92	$0.94

The estimates set forth above may be subject to fluctuations as a result of several factors, including continued impacts of changes in the use of office space and remote work on our business and our market, our ability to complete planned capital improvements in line with budget, costs of integration of completed acquisitions, costs associated with future acquisitions or other transactions, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of ESRT’s website the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Tuesday, October 22, 2024 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of ESRT’s website. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers.

Starting shortly after the call until October 29, 2024, a replay of the webcast will be available on the Company’s website, and a dial-in replay will be available by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13741463.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of ESRT’s website.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means to disclose material nonpublic information and to comply with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory that was declared the #1 Attraction in the World – and the #1 Attraction in the U.S. for the third consecutive year – in Tripadvisor’s 2024 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is the recognized leader in energy efficiency and indoor environmental quality. As of September 30, 2024, ESRT’s portfolio is comprised of approximately 7.8 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 732 residential units. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, TikTok, X, and LinkedIn.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as “aims," "anticipates," "approximately," "believes," "contemplates," "continues," "estimates," "expects," "forecasts," "hope," "intends," "may," "plans," "seeks," "should," "thinks," "will," "would" or the negative of these words and phrases or similar words or phrases. For the avoidance of doubt, any projection, guidance, or similar estimation about the future or future results, performance or achievements is a forward-looking statement.

Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Many important factors could cause our actual results, performance, achievements, and future events to differ materially from those set forth, implied, anticipated, expected, projected, assumed or contemplated in our forward-looking statements, including, among other things: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, climate-related risks such as natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; (ii) a failure of conditions or performance regarding any event or transaction described herein; (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (v) changes in our business strategy; (vi) a decline in Observatory visitors due to changes in domestic or international tourism, including due to health crises, geopolitical events, currency exchange rates, and/or competition from other observatories; (vii) defaults on, early terminations of, or non-renewal of, leases by tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (ix) declining real estate valuations and impairment charges; (x) termination of our ground leases; (xi) limitations on our ability to pay down, refinance, restructure or extend our indebtedness or borrow additional funds; (xii) decreased rental rates or increased vacancy rates; (xiii) difficulties in executing capital projects or development projects successfully or on the anticipated timeline or budget; (xiv) difficulties in identifying and completing acquisitions; (xv) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvi) our failure to qualify as a REIT; (xvii) incurrence of taxable capital gain on disposition of an asset due to failure of compliance with a 1031 exchange program; (xviii) our disclosure controls and internal control over financial reporting, including any material weakness; and (xix) failure to achieve sustainability metrics and goals, including as a result of tenant collaboration, and impact of governmental regulation on our sustainability efforts. For a further discussion of these and other factors that could impact the company's future results, performance, or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2023 and of our quarterly report on Form 10-Q for the quarter ended June 30, 2024 and any additional factors that may be contained in any filing we make with the SEC.

While forward-looking statements reflect the Company's good faith beliefs, they do not guarantee future performance. Any forward-looking statement contained in this press release speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact: Investors and Media

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@esrtreit.com

Empire Start Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2024	2023
Revenues
Rental revenue	$153,117	$151,458
Observatory revenue	39,382	37,562
Lease termination fees	4,771	—
Third-party management and other fees	271	268
Other revenue and fees	2,058	2,238
Total revenues	199,599	191,526
Operating expenses
Property operating expenses	45,954	42,817
Ground rent expenses	2,331	2,331
General and administrative expenses	18,372	16,012
Observatory expenses	9,715	9,471
Real estate taxes	31,982	32,014
Depreciation and amortization	45,899	46,624
Total operating expenses	154,253	149,269
Total operating income	45,346	42,257
Other income (expense):
Interest income	6,960	4,462
Interest expense	(27,408)	(25,382)
Interest expense associated with property in receivership	(1,922)	—
Gain on disposition of properties	1,262	—
Income before income taxes	24,238	21,337
Income tax expense	(1,442)	(1,409)
Net income	22,796	19,928
Net (income) loss attributable to non-controlling interests:
Non-controlling interest in the Operating Partnership	(8,205)	(7,207)
Non-controlling interests in other partnerships	—	(111)
Preferred unit distributions	(1,050)	(1,050)
Net income attributable to common stockholders	$13,541	$11,560
Total weighted average shares
Basic	164,880	161,851
Diluted	269,613	266,073
Earnings per share attributable to common stockholders
Basic	$0.08	$0.07
Diluted	$0.08	$0.07

Empire Start Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2024	2023
Revenues
Rental revenue	$459,469	$446,152
Observatory revenue	98,102	93,149
Lease termination fees	4,771	—
Third-party management and other fees	912	1,076
Other revenue and fees	7,067	6,313
Total revenues	570,321	546,690
Operating expenses
Property operating expenses	132,530	124,380
Ground rent expenses	6,994	6,994
General and administrative expenses	52,364	47,795
Observatory expenses	27,104	25,983
Real estate taxes	96,106	95,292
Depreciation and amortization	139,453	140,312
Total operating expenses	454,551	440,756
Total operating income	115,770	105,934
Other income (expense):
Interest income	16,230	10,396
Interest expense	(77,859)	(76,091)
Interest expense associated with property in receivership	(2,550)	—
Loss on early extinguishment of debt	(553)	—
Gain on disposition of properties	12,065	29,261
Income before income taxes	63,103	69,500
Income tax expense	(1,537)	(923)
Net income	61,566	68,577
Net (income) loss attributable to non-controlling interests:
Non-controlling interest in the Operating Partnership	(22,138)	(25,424)
Non-controlling interests in other partnerships	(4)	(69)
Preferred unit distributions	(3,151)	(3,151)
Net income attributable to common stockholders	$36,273	$39,933
Total weighted average shares
Basic	164,453	160,799
Diluted	268,608	265,269
Earnings per share attributable to common stockholders
Basic	$0.22	$0.25
Diluted	$0.22	$0.25

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2024	2023
Net income	$22,796	$19,928
Non-controlling interests in other partnerships	—	(111)
Preferred unit distributions	(1,050)	(1,050)
Real estate depreciation and amortization	44,871	45,174
Gain on disposition of properties	(1,262)	—
FFO attributable to common stockholders and Operating Partnership units	65,355	63,941

Amortization of below-market ground leases	1,958	1,957
Modified FFO attributable to common stockholders and Operating Partnership units	67,313	65,898

Interest expense associated with property in receivership	1,922	—
Core FFO attributable to common stockholders and Operating Partnership units	$69,235	$65,898

Total weighted average shares and Operating Partnership units
Basic	264,787	262,756
Diluted	269,613	266,073

FFO per share
Basic	$0.25	$0.24
Diluted	$0.24	$0.24

Modified FFO per share
Basic	$0.25	$0.25
Diluted	$0.25	$0.25

Core FFO per share
Basic	$0.26	$0.25
Diluted	$0.26	$0.25

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2024	2023
Net income	$61,566	$68,577
Non-controlling interests in other partnerships	(4)	(69)
Preferred unit distributions	(3,151)	(3,151)
Real estate depreciation and amortization	136,126	136,085
Gain on disposition of properties	(12,065)	(29,261)
FFO attributable to common stockholders and Operating Partnership units	182,472	172,181

Amortization of below-market ground leases	5,874	5,873
Modified FFO attributable to common stockholders and Operating Partnership units	188,346	178,054

Interest expense associated with property in receivership	2,550	—
Loss on early extinguishment of debt	553	—
Core FFO attributable to common stockholders and Operating Partnership units	$191,449	$178,054

Total weighted average shares and Operating Partnership units
Basic	264,675	263,379
Diluted	268,608	265,269

FFO per share
Basic	$0.69	$0.65
Diluted	$0.68	$0.65

Modified FFO per share
Basic	$0.71	$0.68
Diluted	$0.70	$0.67

Core FFO per share
Basic	$0.72	$0.68
Diluted	$0.71	$0.67

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	September 30, 2024	December 31, 2023
Assets
Commercial real estate properties, at cost	$3,667,687	$3,655,192
Less: accumulated depreciation	(1,241,454)	(1,250,062)
Commercial real estate properties, net	2,426,233	2,405,130
Contract asset[2]	168,687	—
Cash and cash equivalents	421,896	346,620
Restricted cash	48,023	60,336
Tenant and other receivables	34,068	39,836
Deferred rent receivables	244,448	255,628
Prepaid expenses and other assets	81,758	98,167
Deferred costs, net	176,720	172,457
Acquired below market ground leases, net	315,368	321,241
Right of use assets	28,257	28,439
Goodwill	491,479	491,479
Total assets	$4,436,937	$4,219,333

Liabilities and equity
Mortgage notes payable, net	$692,989	$877,388
Senior unsecured notes, net	1,196,911	973,872
Unsecured term loan facility, net	268,655	389,286
Unsecured revolving credit facility	120,000	—
Debt associated with property in receivership	177,667	—
Accrued interest associated with property in receivership	3,511	—
Accounts payable and accrued expenses	81,443	99,756
Acquired below market leases, net	14,702	13,750
Ground lease liabilities	28,257	28,439
Deferred revenue and other liabilities	70,766	70,298
Tenants’ security deposits	24,715	35,499
Total liabilities	2,679,616	2,488,288
Total equity	1,757,321	1,731,045
Total liabilities and equity	$4,436,937	$4,219,333

2 This contract asset represents the amount of obligation we expect to be released upon the final resolution of the foreclosure process on First Stamford Place.